Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT
This Management Services Agreement (the "Agreement") is entered into as of January 7, 2013, by and between Taylor Capital Group, Inc. (the "Company") and Financial Investments Corporation (the "Advisor").
WHEREAS, the Company wishes to retain the Advisor during 2013 to provide certain management and advisory services to the Company, and the Advisor is willing to provide such services on the terms set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    Services. The Advisor hereby agrees that, during the Term (as defined in
Section 3 below), it will provide to the Company, to the extent requested by the Company and mutually agreed by the Company and the Advisor, the following services (the "Services") in relation to the affairs of the Company:
(a)    financial advisory services, including, without limitation, financial modeling, targeting, budgeting, individual and portfolio credit analysis and assistance as requested with presentations to executive management, the Company's Board of Directors and the Company's regulators;
(b)    advice regarding strategic planning, line of business strategy, development and implementation of capital raising transactions of the Company and its subsidiaries;
(c)    advice regarding, and preparation assistance in connection with, quarterly earnings releases and related matters;
(d)    analytical support regarding potential acquisition targets, expansion of existing business lines and the performance of existing business lines; and
(e)    review and analysis of competitors and peers of the Company and its subsidiaries and other entities similarly situated to the Company and its subsidiaries.
The Company and the Advisor may add such other services to the Services as the Company and the Advisor may from time to time agree in writing.
The Advisor shall provide the Services by and through person(s) from time to time designated by the Advisor and reasonably acceptable to the Company (each, an "Advisor Designee" and, together, the "Advisor Designees"). The Advisor shall, and shall cause each of the Advisor Designees to, devote such time and efforts to the performance of the Services contemplated hereby as the Advisor deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Advisor or any of the Advisor Designees on a weekly, monthly, annual or other basis. The Company acknowledges that each of the Services is not exclusive to the Company or its subsidiaries, and that the Advisor and the Advisor Designees may render similar services to other persons and entities, subject to any other contractual or fiduciary obligations any such Person may have to the Company or any of its subsidiaries. The Advisor acknowledges and agrees that the Company or its subsidiaries may from time to time engage one or more investment bankers, financial advisers, consultants or service providers to provide services in addition to, or in lieu of, the Services provided by the Advisor and the Advisor Designees under this Agreement. In providing the Services to the Company or its subsidiaries, the Advisor and Advisor Designees will act as independent contractors and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship, or any employment relationships, and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.
2.    Compensation.
(a)    In consideration for the Services, the Company shall pay the Advisor a fee, based on the hourly rates established by the Advisor from time to time for the Advisor Designees and disclosed to the Company, for the Services performed in a calendar quarter during the Term; provided, that the total fee payable by the Company for all services during the Term shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00). On a quarterly basis, the Advisor shall prepare and deliver to the Company a report setting forth for the calendar quarter just ended, (i) the total number of hours spent in such quarter by each Advisor Designee providing the Services, and (ii) the fee payable to the Advisor pursuant to this Section 2(a) for that quarter, based on the total number of hours spent in such quarter by the Advisor Designees providing the Services, at the applicable hourly rates established in accordance with the immediately preceeding sentence (including reasonably detailed calculations thereof).
(b)    In addition to the compensation to be paid pursuant to Section 2(a), the Company hereby agrees to pay or reimburse Advisor for all Reimbursable Expenses (hereinafter defined) during the Term; provided, that the total expenses payable by the company hereunder shall not exceed Fifteen Thousand Dollars ($15,000.00). For purposes of this Agreement, "Reimbursable Expenses" shall mean all reasonable and documented actual disbursements and out-of-pocket expenses, including, without limitation, costs of travel, that are incurred by any Advisor Designee for the account of the Company or in connection with the performance by any Advisor Designee of the Services contemplated in this Agreement, in each case, in accordance with the related policies of the Company for reimbursement of such expenses. The Company shall pay Advisor within 30 days of receipt by the Company of an invoice including reasonably detailed descriptions and supporting documentation of any Reimbursable Expenses.
3.    Term.
This Agreement will continue in full force and effect until December 31, 2013 unless earlier terminated by the mutual agreement of the parties hereto (initially, the "Term"; any one (1) year extension of this Agreement as provided in this sentence shall also be referred to as the “Term” when then in effect); provided, that this agreement will automatically renew for three (3) successive one (1) year periods at its then current expiration date unless written notice of termination is given by either party to the other party at least thirty (30) days prior to the expiration of the then current Term; provided, further, that notwithstanding the foregoing, the terms of Sections 2 through 14 hereof shall survive any termination of this Agreement.
4.    Indemnification.
(a)    Scope of Indemnity. The Company will indemnify, defend and hold harmless the Advisor and the Advisor Designees and each of their respective affiliates, stockholders, partners, directors, officers, employees, agents and controlling persons (collectively, the "Indemnitees") from and against any and all actual liabilities, losses, damages, costs and out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the "Indemnified Liabilities"), arising out of any action, cause of action, suit, arbitration, investigation or claim arising out, of, in connection with or relating to, this Agreement or the engagement of the Advisor pursuant to, or the performance by the Advisor of the Services contemplated by, this Agreement.

(b)    Notwithstanding the foregoing, the indemnification rights set forth in Section 4(a) hereof will not be available to the extent that any such Indemnified Liabilities result from, or arise on account of, an Indemnitee's gross negligence, bad faith or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction to such effect.
(c)    To the extent that the provisions of Section 4(b) are determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments will be promptly repaid by such Indemnitee to the Company.
(d)    In and to the extent the obligations of the Company pursuant to Section 4(a) are determined by a final non-appealable judgment of a court of competent jurisdiction to be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(e)    The Company hereby agrees that this Section 4, and Section 5 below, shall be applicable and enforceable with respect to any services similar to the Services provided by Advisor or an Advisor Designee to the Company during 2012 and 2013 but prior to the date first written above.
(f)    The rights of any Indemnitee to indemnification hereunder will be in addition to any rights any such person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.
5.    Disclaimer; Standard of Care.
(a)    Neither the Advisor nor any Advisor Designee makes any representations or warranties, express or implied, in respect of the Services to be provided by the Advisor or the Advisor Designees hereunder. Except for any damages caused by any breach of the terms of this Agreement, in no event will the Advisor, the Advisor Designees or the Indemnitees be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence, bad faith or willful misconduct of the Advisor or the Advisor Designees as determined by a final determination of a court of competent jurisdiction.
(b)    In no event will Advisor, any Advisor Designee or any of their respective Indemnitees be liable to the Company or any of its stockholders, affiliates, officers or directors for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, or for any third party claims (whether based in contract, tort or otherwise) relating to the Services to be provided by Advisor or an Advisor Designee hereunder.

(c)    Subject to applicable laws and regulations, and to any other contractual or fiduciary obligations any such person may have to the Company or any of its subsidiaries, the Advisor, the Advisor Designees and their respective Indemnitees will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same or similar to those pursued by, or competitive with, the Company and its subsidiaries), (B) to directly or indirectly do business with the Company, its subsidiaries or their respective customers and (C) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another Person.
6.    Assignment. Except as provided below, neither of the parties hereto will have the right to assign this Agreement without the prior written consent of the other party.
7.    Amendments and Waivers. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the parties hereto. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.
8.    Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS SITTING IN CHICAGO, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.
9.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
10.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.
11.    Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile, (iii) sent by electronic mail or (iv) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:
If to the Company, to:
Taylor Capital Group, Inc.
9550 West Higgins Road
Rosemont, Illinois 60018
Facsimile: (847) 653-7890 Attention: Mark A. Hoppe
If to Advisor, to:
Financial Investments Corporation 50 E. Washington Street
Suite 400
Chicago, IL 60602
Facsimile: (312) 494-1494
Attention: Harrison I. Steans

Jennifer W. Steans
Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile or electronic mail during normal business hours, (b) on the business day after being received if sent by facsimile or electronic mail other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
12.    Severability. If in any proceedings a court refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the fullest extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof will be found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.
13.    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled to at law or in equity.
14.    Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts (which may be transmitted by facsimile or other electronic transmission), each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the day and year first above written.

COMPANY:

TAYLOR CAPITAL GROUP, INC.

By: __________________________
Name: Mark A. Hoppe
Title: President & Chief Executive
Officer

ADVISOR:

FINANCIAL INVESTMENTS
CORPORATION

By: _________________________

Name:____________________

Title:_____________________